UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 SPX CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                 38-1016240
(State of incorporation or organization)       (IRS Employer Identification No.)

700 Terrace Point Drive, Muskegon, Michigan                49443
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
         to be so registered                     each class is to be registered

Preferred Stock Purchase Rights                       New York Stock Exchange
                                                      Pacific Stock Exchange


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The response to Item 1 is hereby amended in its entirety to read as follows:

         On June 25, 1996, the Board of Directors of SPX Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $10 per share (the "Common Shares"), of the Company. The dividend is payable on June 25, 1996 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Shares"), of the Company at a price of $200 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of June 25, 1996, as amended by Amendment No. 1 to Rights Agreement effective October 22, 1997 (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on the tenth anniversary of the Record Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversation price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum, preferential quarterly dividend payment of $5 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each
Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights other than an Acquiring Person, and except that no such amendment may, at any time, extend or shorten the redemption period or change the Purchase Price or the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Common Shares.

         The Rights Agreement, dated as of June 25, 1996, as amended by Amendment No. 1 to Rights Agreement effective October 22, 1997, between the Company and The Bank of New York, as Rights Agent, specifying the terms of the Rights and of the Preferred Shares as an exhibit thereto are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

ITEM 2.  EXHIBITS.

         The response to Item 2 is hereby amended in its entirety to read as follows:

         1. Rights Agreement, dated as of June 25, 1996, between SPX Corporation and The Bank of New York which includes the Amended and Restated Certificate of Designation, Preferences and Rights setting forth the terms of the preferred stock, as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 1 of Form 8-A filed June 27, 1997.

         2. Amendment No. 1 to Rights Agreement, effective October 22, 1997, between SPX Corporation and The Bank of New York (including exhibits thereto).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    January 9, 1998

                                                     SPX CORPORATION


                                            By         John B. Blystone
                                            Name:      John B. Blystone
                                            Title:     Chairman, President and
                                                       Chief Executive Officer

                                 AMENDMENT NO. 1
                           Effective October 22, 1997
                                     to the


                                 SPX CORPORATION
                                       and
                              THE BANK OF NEW YORK
                                  Rights Agent


                                RIGHTS AGREEMENT


                            Dated As of June 25, 1996

                                 SPX CORPORATION
                                       and
                       THE BANK OF NEW YORK, Rights Agent

                                 AMENDMENT NO. 1
                                       to
                                RIGHTS AGREEMENT


AMENDMENT NO. 1 TO RIGHTS AGREEMENT, effective October 22, 1997, between SPX CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK (the "Rights Agent").

A. The Company and the Rights Agent entered into a Rights Agreement dated as of June 25, 1996 (the "Rights Agreement"), which the Company now desires to amend in certain respects and the Rights Agent, by executing this Agreement, acknowledges such amendments in accordance with Section 27 of the Rights Agreement. Accordingly, it is agreed as follows:

         1. Section 1(a) of the Rights Agreement defining "Acquiring Person" is amended by deleting the words "15%" wherever it appears therein and inserting "20%" in place thereof.

         2. Section 3(a) of the Rights Agreement pertaining to the Issue of Rights Certificates is amended by deleting the words "15%" wherever it appears therein and inserting "20%" in place thereof.

         3. Section 7(b) of the Rights Agreement pertaining to the Purchase Price is amended by deleting the words "$100" wherever it appears therein and inserting "$200" in place thereof.

         4. Section 27 of the Rights Agreement pertaining to supplements and amendments is hereby deleted and replaced in its entirety with the following:

                  Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights other than an Acquiring Person; and, provided, further, that no amendment or supplement may be made if the effect would be to extend or shorten the redemption period set forth in Section 23 or change the Purchase Price or the Redemption Price. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.

         5. The form of Right Certificate attached as Exhibit B to the Rights Agreement is hereby replaced in its entirety by the form of Right Certificate attached as Exhibit 1 hereto.

         6. The Summary of Rights to Purchase Preferred Stock attached as Exhibit C to the Rights Agreement is hereby replaced in its entirety by the Summary of Rights to Purchase Preferred Stock attached as Exhibit 2 hereto.

B. As promptly as practicable following the date of this Amendment, the Company shall cause: (i) the Summary of Rights to Purchase Preferred Stock attached hereto as Exhibit 2 to be sent by first-class postage prepaid mail to each holder of record of Common Stock as of the close of business on the date hereof, at the address of such holder as shown on the records of the Company, (ii) the legend on the certificates for the Common Stock referring to the Rights Agreement to be supplemented so as to make reference to this Amendment, and
(iii) the form of Rights Certificate to be amended as set forth on Exhibit 1 hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Rights Agreement to be duly executed as of the day and year first above written.

ATTEST                                        SPX CORPORATION


By       Christopher J. Kearney               By         John B. Blystone
Title:   Secretary                            Title:     Chairman, President and
                                                         Chief Executive Officer

ATTEST                                        THE BANK OF NEW YORK


By       Camille Nunnari                      By         John Sivertsen
Title:   Assistant Vice President             Title:     Vice President

                                                                      Exhibit 1


                            Form of Right Certificate

Certificate No. R-                                            __________ Rights


                NOT EXERCISABLE AFTER JUNE 25, 2006 OR EARLIER IF
              REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT
             TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE
                    TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate
                                 SPX CORPORATION


         This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 25, 1996, as amended by Amendment No. 1 to Rights Agreement effective October 22, 1997 (the "Rights Agreement"), between SPX Corporation, a Delaware corporation (the "Company"), and The Bank of New York (the "Rights Agent"), to 'purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on June 25, 2006 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, no par value per share (the "Preferred Shares"), of the Company, at a purchase price of $200 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 25, 1996, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the abovementioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock., par value $10 per share.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, ____.

ATTEST:                                                     SPX CORPORATION

By:                                                         By:
     Its:                                                        Its:

Countersigned:

THE BANK OF NEW YORK,
as Rights Agent

By:
     Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT


         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

          FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

                  (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with fall power of substitution.

Dated:   ____________________




                                    Signature


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
--------------------------------------------------------------------------------
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                    Signature

                          FORM OF ELECTION TO PURCHASE,
         (To be executed if holder desires to exercise Rights represented by the Right Certificate.)
TO:      SPX CORPORATION

         The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number


                  (Please print name and address)



         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


                  (Please print name and address)



Dated:


                                    Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
--------------------------------------------------------------------------------
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                    Signature

                                     NOTICE


         The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

3





                                                                      Exhibit 2

                            SUMMARY OF AMENDED RIGHTS
                          TO PURCHASE PREFERRED SHARES

                                  (As Amended Effective October 22, 1997)


         On June 25, 1996, the Board of Directors of SPX Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $10 per share (the "Common Shares"), of the Company. The dividend is payable on June 25, 1996 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Shares"), of the Company at a price of $200 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of June 25, 1996, as amended by Amendment No. 1 to Rights Agreement effective October 22, 1997 (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on the tenth anniversary of the Record Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversation price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum, preferential quarterly dividend payment of $5 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each
Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights other than an Acquiring Person, and except that no such amendment may, at any time, extend or shorten the redemption period or change the Purchase Price or the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement dated as of June 25, 1996 and a copy of Amendment No. 1 to Rights Agreement effective October 22, 1997 has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.